UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2015 (June 8, 2015)

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)
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Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, the board of managers of Foresight Reserves, LP, the holder of the majority of the outstanding voting interests of Foresight Energy GP LLC (the “General Partner”), the general partner of Foresight Energy LP (the “Partnership”), elected Mr. Bennett K. Hatfield to serve on the board of directors of the General Partner (the "Board"), effective immediately. The Board appointed Mr. Hatfield to serve on the Board’s audit committee.  Mr. Hatfield qualifies as the General Partner’s third independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Mr. Hatfield, age 58, is a member of our Board. Mr. Hatfield served as President and Chief Executive Officer of Patriot Coal Corporation from October 2012 to April 2015; President and Chief Operating Officer from May 2012 to October 2012; and Executive Vice President and Chief Operating Officer from September 2011 to May 2012.  Prior to that, Mr. Hatfield served as President, CEO and a Director of International Coal Group, from 2005 until June 2011 when it was acquired.  Mr. Hatfield previously served as President, Eastern Operations of Arch Coal, Inc., from March 2003 until March 2005, and Executive Vice President and Chief Commercial Officer of Coastal Coal Company, from December 2001 through February 2003. Mr. Hatfield joined Massey Energy Company in 1979, where he served in a number of management roles, most recently as Executive Vice President and Chief Operating Officer, from June 1998 through December 2001.

Mr. Hatfield previously served as a board member of the National Mining Association and as a board member of the West Virginia Coal Association. Mr. Hatfield is a Licensed Professional Engineer with a Bachelor of Science in Mining and Mineral Engineering from Virginia Polytechnic Institute and State University.

There are no understandings or arrangements between Mr. Hatfield and any other person pursuant to which Mr. Hatfield was selected to serve as a director of the General Partner. There are no relationships between Mr. Hatfield and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Hatfield will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, including awards under the Partnership’s Long-Term Incentive Plan. On June 10, 2015, Mr. Hatfield was granted 5,133 common units representing limited partner interests under the Partnership’s Long-Term Incentive Plan.

On June 10, 2015, the Board appointed James T. Murphy, 39, as its Chief Accounting Officer.  Mr. Murphy has served as Controller since 2011 and VP & Controller since December 2014.  Previously, Mr. Murphy served as the Assistant Controller at Arch Coal Inc.  Mr. Murphy is a certified public accountant and holds a Bachelor of Science in Business Administration from University of Missouri St. Louis.

There are no understandings or arrangements between Mr. Murphy and any other person pursuant to which Mr. Murphy was appointed to Chief Accounting Officer. There are no relationships between Mr. Murphy and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Current Report on Form 8-K:

99.1	Press release, dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2015

FORESIGHT ENERGY LP

By Foresight Energy GP LLC, its general partner

/s/ Robert D. Moore
By:	Robert D. Moore
President & Chief Executive Officer

EXHIBIT INDEX

99.1	Press release, dated June 11, 2015